UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2016 (January 30, 2016)

CĪON Investment Corporation
 (Exact Name of Registrant as Specified in Charter)

Maryland	000-54755	45-3058280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Park Avenue, 36th Floor New York, New York 10016
(Address of Principal Executive Offices)

(212) 418-4700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Effective January 30, 2016 (the "Effective Date"), CĪON Investment Corporation ("CĪON") entered into the first amendment (the "First Amendment") to its revolving credit facility (the "EWB Credit Facility") with East West Bank ("EWB").

Under the original EWB Credit Facility, the borrowing base was the lesser of (i) the average monthly net proceeds received by CĪON from the sale of its equity securities during the trailing three month period ending on the last day of the immediately preceding calendar month; or (ii) 50% of collateral securing the EWB Credit Facility.

Under the First Amendment, during the period commencing on the Effective Date through July 31, 2016, (i) the trailing equity component of the borrowing base was removed; (ii) the borrowing base was decreased to 40% of the collateral securing the EWB Credit Facility; and (iii) the required minimum fair market value of the collateral securing the EWB Credit Facility was increased from two to two and one-half times all outstanding advances under the EWB Credit Facility.  Subsequent to July 31, 2016, these amended provisions will revert back to their original terms. No other material terms of the EWB Credit Facility have been amended in connection with the First Amendment.

The foregoing description of the First Amendment to the EWB Credit Facility is a summary only and is qualified in all respects by the provisions of the First Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	First Amendment to Loan and Security Agreement, dated as of January 28, 2016, by and between CĪON Investment Corporation and East West Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CĪON Investment Corporation

Date:	February 3, 2016	By: /s/ Michael A. Reisner
Co-President and Co-Chief Executive Officer

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION
10.1	First Amendment to Loan and Security Agreement, dated as of January 28, 2016, by and between CĪON Investment Corporation and East West Bank